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                                                                  EXHIBIT 10.5


                            CABLE-SAT SYSTEMS, INC.

                          INCENTIVE STOCK OPTION PLAN

         1. Introduction. The CABLE-SAT SYSTEMS, INC. INCENTIVE STOCK OPTION PLAN (the "Plan") is intended to provide incentives to employees of CABLE-SAT SYSTEMS, INC. (the "Company") and its affiliates, by providing them with opportunities to purchase shares of common stock of the Company pursuant to options which are incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Eligibility. Incentive Stock Options may be granted only to employees of the Company or a parent or subsidiary corporation of the Company. The granting of any option to any person under the Plan shall neither entitle such person to, nor disqualify such person from, participation in any other grant of options or in any other incentive plan of the Company.

         3.      Administration.

                 (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of not less than three (3) directors of the Company selected by, and serving at the pleasure of, the Board, all of whom, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be "disinterested" within the meaning of such Rule.

                 (b) In the event that the Board shall appoint the Committee, the Board shall designate one of the members of the Committee as its chairman. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by
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the affirmative vote of a majority of its members. Any decision or determination reduced to writing and signed by all the members of the committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held. The Committee shall make such other rules and regulations for the conduct of its business as it shall deem advisable.

                 (c) Whether or not the Committee is appointed, all powers and functions of the Committee may at any time and from time to time be exercised by the Board.

                 (d) The Board or the Committee shall have the authority, subject to the terms of the Plan to determine the persons to whom options shall be granted, the number of shares of common stock to be covered by each option, the time or times at which options may be granted and exercised, and the terms and provisions of the instruments by which options shall be evidenced; to interpret the Plan; to establish, amend and rescind rules and guidelines for administering the Plan; and make all determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

                 (e) The Board or the Committee may designate any officer of the Company to assist it in the administration of the Plan and may grant authority to any such officer to execute agreements or other documents and otherwise take action on behalf of the Board or the Committee, as the case may be.

                 (f) The Board or the Committee may employ legal counsel and such other professional advisors as it may deem desirable for the administration of the Plan and may rely on any opinion received from such counsel or advisor.

         4. Shares Subject to the Plan. The maximum number of shares of Company common stock, which may be issued upon the exercise of options granted under the Plan shall be Seven Hundred Eighty Thousand (780,000) shares. Upon the exercise of options, the Company may





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either issue reserved but unissued shares of common stock or transfer shares of common stock held in its treasury.

         5. Terms and Conditions of Option. All options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board.

         Options shall be evidenced by instruments which shall conform to the following terms and conditions or such other terms and conditions or others approved by the Board or the Committee:

                 (a) Option Price. The option price per share shall not be less than the fair market value (determined by the Board or the Committee subject to compliance with the principles, if any, enunciated by the Internal Revenue Service with respect to the determination of fair market value for purposes of Incentive Stock Options) of a share of common stock on the date of grant thereof, but in any event not less than the par value of a share of common stock on such date.

                 (b) Option Period. Each option shall expire no later than the day before the fifth (5th) anniversary of the date of its grant.

                 (c) Exercisability. Options granted under the plan may be exercised from time-to-time until the termination thereof as provided therein as follows:

                          (i)     No exercise may be made in the first year
following the Date of Grant.

                          (ii)    After the first year following the date of
Grant, up to 1/3 of the shares may be purchased.

                          (iii)   After the second year following the date of
Grant, an additional 1/3 of the shares may be purchased.





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                          (iv)    After the third year following the Date of
Grant, all of the shares may be purchased.

                 (d) Payment. Each instrument evidencing an option shall provide for the terms of payment of the option price. Subject to any limitations in such instrument, the holder of an option may pay the option price in cash, shares of common stock or any other property acceptable to the Board or the Committee, or any combination thereof, provided that the holder of an option may not pay the option price in shares of common stock received upon the exercise of any option under the Plan or any option under another stock option plan of the Company if such shares have been held by such holder for less than one (1) year prior to such payment.

                 (e) Termination of Employment. If the holder of an option ceases to be employed by the Company other than by reason of death, no further installments of such option will become exercisable, and such option shall terminate no later than three (3) months from the date of termination of such employment; provided that, in the case of termination of employment due to a disability within the meaning of Section 105(d)(4) of the Code, such option shall terminate no later than one (1) year from the date of termination of employment (or directorship of officership), but in any event no later than its specified expiration date. Notwithstanding the foregoing, if the employment of the holder of an option is terminated for a reason other than disability or death all unexercised options of such holder shall immediately be cancelled upon the Company mailing a notice of such cancellation to the holder at his or her last known address.

                 (f) Death. If the holder of an option dies, such option may be exercised, to the extent of the number of shares of common stock with respect to which such holder could have exercised such option on the date of death, by such holder's estate personal representative or beneficiary who acquires such option by will or by the laws of descent and distribution, at any





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time prior to the earlier of such option's specified expiration date or the first anniversary of such holder's death. On the earlier of such dates, such option shall terminate.

                 (g) Assignability. No option may be assigned or transferred by the holder thereof, except by will or by the laws of descent and distribution, and during the lifetime of any holder of an option, such option my be exercised only by such holder. At the request of the holder of an option, shares of common stock purchased upon the exercise of such option may be issued in or transferred into the name of such holder and another person, jointly with the right of survivorship.

                 (h) Withholding. The Company's obligation to deliver shares of common stock or make any payment upon the exercise of any option shall be subject to applicable federal, state and local tax withholding requirements.

                 (i) Limitation. The aggregate fair market value (determined at the time of the grant of an option as provided in subsection (a) of this Section) of the shares of common stock covered by Incentive Stock Options first exercisable by any person in any calendar year under the Plan (and all other plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000.00).

                 (j) Additional Provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Board or the Committee deems advisable. Among these provisions may be (i) a requirement that the holder of an option represent to the Company in writing, when the option is granted or when such holder purchases shares of common stock on its exercise, that such holder is accepting such option, or purchasing such shares (unless they are then covered by an effective registration statement under the Securities Act of 1933), for such holder's own account for investment; and (ii) a provision under which the Company may





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have either the right or the obligation, or both, to repurchase shares of common stock sold under the Plan at a price not to exceed the fair market value of the shares at the time of repurchase.

         6. Capital Adjustments. In the event of any change in the outstanding shares of common stock by reason of any stock dividend stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar transaction, the Board or the Committee shall make appropriate adjustments in the number and purchase price of shares of common stock covered by each option outstanding on the date of such transaction (by means of a grant of a substitute option or an additional option, or otherwise), and in the total number of shares of common stock reserved for future grant of options under the Plan.

         7. Termination and Amendment of the Plan. The Board may, at anytime, suspend, amend, or terminate this Plan, provided that except as set forth in Section 6 hereof, no amendment may be adopted that will: (a) increase the number of shares reserved for options under the Plan: (b) change the option price or the method of determining the option price; or (c) change the provisions required for compliance with Section 422 of the Internal Revenue Code and Regulations issued thereunder. The Board shall not amend the Plan so as to materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility for participation in the Plan without the approval of the shareholders of the Company. The amendment or termination of this Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted hereunder.

         8. Effective Date of Plan. This Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the common stock of the Company. Options may be granted prior to that approval provided that any options so granted shall be expressly made subject





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to termination if shareholder approval is not obtained prior to one (1) year from adoption of this Plan by the Board of Directors.

         9. Regulations. This Plan is intended to be an Incentive Stock Option Plan under the Internal Revenue Code and Regulations thereunder. All provisions required thereby are incorporated herein by this reference whether or not specifically provided herein. In the event of any inconsistency between the requirements of the Internal Revenue Code and Regulations and the terms and conditions herein, the requirements of the Internal Revenue Code and Regulations shall prevail.





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